                                                                   Exhibit 10.12


                                                                  EXECUTION COPY

================================================================================




                                   $23,600,000



                                CREDIT AGREEMENT



                                     between



                                printCafe, Inc.,



                                  as Borrower,



                                       and



                               Iris Graphics Inc.,



                                    as Lender



                          Dated as of December 31, 2001




================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
SECTION 1.       DEFINITIONS......................................................................................1
         1.1     Defined Terms....................................................................................1
         1.2     Other Definitional Provisions...................................................................12

SECTION 2.       AMOUNT AND TERMS OF COMMITMENT..................................................................13
         2.1     Term Commitment.................................................................................13
         2.2     Procedure for Term Loan Borrowing...............................................................13
         2.3     Repayment of Term Loan..........................................................................13
         2.4     Optional Prepayments............................................................................13
         2.5     Mandatory Prepayments and Commitment Reductions.................................................14
         2.6     Conversion and Continuation Options.............................................................14
         2.7     Interest Rates and Payment Dates................................................................14
         2.8     Computation of Interest and Fees................................................................15
         2.9     Inability to Determine Interest Rate............................................................15
         2.10    Pro Rata Treatment and Payments.................................................................15
         2.11    Requirements of Law.............................................................................15
         2.12    Taxes...........................................................................................16

SECTION 3.       REPRESENTATIONS AND WARRANTIES..................................................................17
         3.1     Organization, Good Standing and Qualification...................................................17
         3.2     Subsidiaries; Joint Ventures....................................................................17
         3.3     Authorization...................................................................................17
         3.4     Governmental Consents...........................................................................17
         3.5     Litigation......................................................................................17
         3.6     Intellectual Property...........................................................................18
         3.7     Confidential Information and Invention Assignment Agreements....................................18
         3.8     Compliance with Other Instruments...............................................................18
         3.9     Agreements; Action..............................................................................18
         3.10    No Conflict of Interest.........................................................................19
         3.11    Title to Property and Assets....................................................................19
         3.12    Financial Statements............................................................................19
         3.13    Changes.........................................................................................20
         3.14    Distributions...................................................................................21
         3.15    Tax Returns and Payments........................................................................21
         3.16    Insurance.......................................................................................21
         3.17    Employee Benefit Plans..........................................................................21
         3.18    Labor Agreements and Actions....................................................................21
         3.19    Compliance with Environmental Requirements......................................................21
         3.20    Permits.........................................................................................22
         3.21    Disclosure......................................................................................22
         3.22    Compliance with Other Laws......................................................................22
         3.23    Federal Regulations.............................................................................22
         3.24    Investment Company Act; Other Regulations.......................................................22
         3.25    Use of Proceeds.................................................................................22
         3.26    Security Documents..............................................................................22
         3.27    Solvency........................................................................................23
         3.28    Certain Documents...............................................................................23


SECTION 4.       CONDITIONS PRECEDENT............................................................................23
         4.1     Conditions to Term Loan.........................................................................23

SECTION 5.       AFFIRMATIVE COVENANTS...........................................................................25
         5.1     Financial Statements............................................................................25
         5.2     Certificates; Other Information.................................................................26
         5.3     Payment of Obligations..........................................................................27
         5.4     Maintenance of Existence; Compliance............................................................27
         5.5     Maintenance of Property; Insurance..............................................................27
         5.6     Inspection of Property; Books and Records; Discussions..........................................27
         5.7     Notices.........................................................................................27
         5.8     Environmental Laws..............................................................................28
         5.9     Additional Collateral, etc......................................................................28
         5.10    Pay-off Letters; Proof of Payment...............................................................29

SECTION 6.       NEGATIVE COVENANTS..............................................................................29
         6.1     Financial Condition Covenants...................................................................29
         6.2     Indebtedness....................................................................................31
         6.3     Product Development Costs.......................................................................31
         6.4     Liens...........................................................................................31
         6.5     Fundamental Changes.............................................................................31
         6.6     Disposition of Property.........................................................................32
         6.7     Restricted Payments.............................................................................32
         6.8     Capital Expenditures............................................................................32
         6.9     Investments.....................................................................................32
         6.10    Certain Payments; Modifications of Certain Instruments; Synthetic Purchase Agreements...........33
         6.11    Transactions with Affiliates....................................................................33
         6.12    Sales and Leasebacks............................................................................33
         6.13    Changes in Fiscal Periods.......................................................................33
         6.14    Negative Pledge Clauses.........................................................................33
         6.15    Clauses Restricting Subsidiary Distributions....................................................34
         6.16    Lines of Business...............................................................................34

SECTION 7.       EVENTS OF DEFAULT...............................................................................34

SECTION 8.       MISCELLANEOUS...................................................................................36
         8.1     Amendments and Waivers..........................................................................36
         8.2     Notices.........................................................................................36
         8.3     No Waiver; Cumulative Remedies..................................................................37
         8.4     Survival of Representations and Warranties......................................................37
         8.5     Payment of Expenses and Taxes...................................................................37
         8.6     Successors and Assigns; Assignments.............................................................38
         8.7     Set-off.........................................................................................38
         8.8     Counterparts....................................................................................38
         8.9     Severability....................................................................................38
         8.10    Integration.....................................................................................39
         8.11    GOVERNING LAW...................................................................................39
         8.12    Submission To Jurisdiction; Waivers.............................................................39
         8.13    Acknowledgements................................................................................39
         8.14    Releases of Guarantees and Liens................................................................40
         8.15    Confidentiality.................................................................................40
         8.16    WAIVERS OF JURY TRIAL...........................................................................40

SCHEDULES:

1.1      Shareholder Notes
3.2      Subsidiaries; Joint Ventures
3.4      Governmental Consents
3.5      Litigation
3.6      Intellectual Property
3.8      Compliance With Other Instruments
3.9      Agreements; Action
3.10     Conflicts of Interest
3.13     Changes
3.15     Tax Returns and Payments
3.17     Employee Benefit Plans
3.18     Labor Agreements and Actions
3.20     Permits
3.22     Compliance With Other Laws
3.26     Security Agreements
6.2(c)   Indebtedness
6.4      Permitted Liens



EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Acceptance
E        Form of Legal Opinion of Morgan, Lewis & Bockius

         CREDIT AGREEMENT (this "AGREEMENT"), dated as of December 31, 2001, between printCafe, Inc., a Delaware corporation (the "BORROWER") and Iris Graphics Inc., a Delaware corporation (the "LENDER"), a wholly-owned subsidiary of Creo Products Inc., a federally incorporated Canadian corporation.

         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ADJUSTMENT DATE": as defined in the Pricing Grid.

         "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AGREEMENT": as defined in the preamble hereto.

         "APPLICABLE MARGIN": for (a) a Base Rate Loan, 8.0% and (b) a Eurodollar Loan, 10.00%; PROVIDED, that on and after the first Adjustment Date occurring after the completion of six full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to the Term Loan will be determined pursuant to the Pricing Grid; and PROVIDED, FURTHER, that if an Event of Default has occurred and is continuing, all Applicable Margins shall be increased by 3.00% (or, if the Borrower shall be in compliance with each Minimum Threshold Requirement and no other Event of Default shall have occurred and be continuing, 1.50% (with an additional 1.50% accruing as PIK Interest)) and shall be effective from the date the Lender receives notice of such Event of Default until such Event of Default has been cured or waived.

         "ASSET SALE": any Disposition of property or series of related Dispositions of property that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.

         "ASSIGNEE": as defined in Section 8.6(b).

         "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of EXHIBIT D.

         "ASSIGNOR": as defined in Section 8.6(b).

         "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the prime rate in effect on such day. Any change in the Base Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate. The Base Rate shall not be less than 3.5% per annum nor greater than 6.00% per annum.

         "BASE RATE LOAN": the Term Loan, the rate of interest applicable to which at such time is based upon the Base Rate.

         "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "BORROWER": as defined in the preamble hereto.

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "CASH FLOW LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Operating Cash Flow for such period.

         "CLOSING DATE": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date is December 31, 2001.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": all property of the Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of EXHIBIT B.

         "CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT": as defined in
Section 3.7.

         "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness (other than (a) $3,600,000 of the Term Loan on a PRO RATA basis and (b) the Excluded Debt) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CSI DEBT": Indebtedness of the Borrower in an aggregate amount of $23,604,051.24 under the promissory notes issued to the former shareholders of Logic Associates, Inc.

         "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, but shall not include the licensing of software in the ordinary course of a Group Member's business. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

         "DOLLARS" and "$": dollars in lawful currency of the United States.

         "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

         "ENVIRONMENTAL LAWS": as defined in Section 3.19.

         "EQUITY INVESTMENT": as defined in Section 4.1(c)(i).

         "EURODOLLAR LOAN": the Term Loan, the rate of interest applicable to which at such time is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing in the Wall Street Journal, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear in the Wall Street Journal, the "EURODOLLAR RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lender or, in the absence of such availability, by reference to the rate at which a commercial bank selected by the Lender is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. The "EURODOLLAR RATE" shall not be less than 1.50% per annum nor greater than 4.00% per annum.

         "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "EXCLUDED DEBT": collectively, the Hagen Debt, the M Data Debt and the National City Debt, in each case, together with any refinancing, refunding, renewal or extension thereof permitted under Section 6.2(c).

         "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

         "FINANCIAL STATEMENTS": as defined in Section 3.12.

         "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.12. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, to the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "GROUP MEMBERS": the collective reference to the Borrower and its Subsidiaries.

         "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of EXHIBIT A.

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "HAGEN DEBT": Indebtedness of the Borrower in an aggregate principal amount of $12,000,000 (which amount shall be $8,000,000 after giving effect to the payment described in Section 4.1(d)(iii)(C)) evidenced by that certain Agreement, dated as of December 31, 2001, between the Borrower, printCafe Systems and Steven R. Peterson, Patricia J. Peterson and Richard J. Hagen, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.10.

         "HAGEN NOTEHOLDERS": Richard J. Hagen, Steven R. Peterson and Patricia
J. Peterson.

         "HAZARDOUS SUBSTANCE": as defined in Section 3.19.

         "HAZARDOUS WASTE": as defined in Section 3.19.

         "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(i) for the purposes of Sections 6.2 and 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "INTELLECTUAL PROPERTY RIGHTS": as defined in Section 3.6.

         "INTERCREDITOR AGREEMENT": the intercreditor agreement, dated as of the date hereof, between the Lender and the Hagen Noteholders.

         "INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Funded Debt (other than (a) $3,600,000 of the Term Loan on a PRO RATA basis and (b) the Excluded Debt) of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); PROVIDED that interest expense shall be annualized until the first anniversary of the Closing Date.

         "INTEREST PAYMENT DATE": (a) the last day of each March, June, September and December to occur while the Loan is outstanding, (b) the final maturity date of such Loan and (c) the date of any repayment or prepayment made in respect thereof.

         "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending three months thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending three months thereafter; PROVIDED that the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iii) no Interest Period shall extend beyond the date final payment is due on the Term Loan.

         "INVESTMENTS": as defined in Section 6.9.

         "LENDER": as defined in the preamble hereto.

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes.

         "LOAN PARTY": each Group Member that is a party to a Loan Document.

         "M DATA DEBT": Indebtedness of printCafe Systems in an aggregate principal amount of $4,000,000 under the Amended and Restated Subordinated Non-Negotiable Promissory Note, dated as of December 31, 2001, issued to Michael
J. Miller and Neil G. Miller, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.10.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

         "MINIMUM THRESHOLD REQUIREMENTS": (a) the Quarterly Revenue for any fiscal quarter of the Borrower set forth below exceeds the amount set forth below opposite such fiscal quarter:

                      FISCAL QUARTER             MINIMUM QUARTERLY REVENUE
                      --------------             -------------------------
                        12/31/2001                        $9,000,000
                        03/31/2002                        $9,318,000
                        06/30/2002                        $9,858,000
                        09/30/2002                        $9,782,000
                        12/31/2002                        $10,967,000
                        03/31/2003                        $11,429,000
                        06/30/2003                        $11,928,000
                        09/30/2003                        $15,000,000
               12/31/2003 through 12/31/2007              $15,500,000

         (b) (i) the Operating Cash Flow for any fiscal quarter of the Borrower set forth below, and (ii) the Operating Cash Flow for any period of four consecutive fiscal quarters of the Borrower (the "TRAILING FOUR-QUARTER OPERATING CASH FLOW") ending with any fiscal quarter set forth below, exceeds the amount set forth below opposite such fiscal quarter:


                                                                                        Trailing Four-quarter
             Fiscal Quarter                        Operating Cash Flow                  Operating Cash Flow
             --------------                        -------------------                  ---------------------
              12/31/2001                                  $0                                     NA
              03/21/2002                               $254,000                                  NA
              06/30/2002                               $547,000                                  NA
              09/30/2002                               $455,000                              $1,256,000
              12/31/2002                              $1,075,000                             $2,331,000
              03/31/2003                              $1,269,000                             $3,347,000
              06/30/2003                              $1,408,000                             $4,208,000
              09/30/2003                              $3,000,000                             $6,752,000
              12/31/2003                              $3,250,000                             $8,927,000
              03/31/2004                              $3,500,000                             $11,158,000
              06/30/2004                              $3,750,000                             $13,500,000
              09/30/2004                              $4,000,000                             $14,500,000

         "NATIONAL CITY DEBT": Indebtedness of the Borrower in the original principal amount of $900,000 under the Commercial Installment Note (with Financial Covenants), dated as of June 6, 1999, issued to National City Bank of Pennsylvania ("NCB") and in an aggregate principal amount of $2,000,000 under the Commercial Note: Demand Line of Credit dated March 25, 2000 issued to NCB, in each case as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.10.

         "NET CASH PROCEEDS": in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "NON-EXCLUDED TAXES": as defined in Section 2.12(a).

         "NOTES": the collective reference to any promissory note evidencing the Loan.

         "OBLIGATIONS": the unpaid principal of and interest (including, without limitation, any PIK Interest) on (including interest accruing after the maturity of the Term Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loan and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "OPERATING CASH FLOW": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) depreciation and amortization expense, (c) amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(d) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Term Loan), and (e) any extraordinary, unusual or non-recurring non-cash expenses or losses, and MINUS, (i) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (A) interest income, (B) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (C) any other non-cash income, capitalized software (if any), (D) capitalized Product Development Cost (if any) and (E) capital expenditures and (ii) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. The cumulative effect of any accounting changes will be excluded.

         "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "PERMITTED LIENS": any (a) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business which are not delinquent and which in the aggregate are not material in amount, and do not interfere with the present use of the assets of the Borrower or any of its Subsidiaries to which they apply; (b) Liens for current taxes and assessments not yet due and payable; (c) Liens and encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Borrower or any of its Subsidiaries; (d) with respect to any asset of the Borrower or any of its Subsidiaries which consists of a leasehold or other possessory interest in real property, all encumbrances, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) not known to the Borrower or such Subsidiary to which the underlying fee estate in such real property is subject which were not created by or incurred by the Borrower or such Subsidiary; (e) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(d) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased; (f) Liens created pursuant to the Security Documents; (g) existing Liens set forth on SCHEDULE 6.4; and (h) Liens not otherwise permitted by this Agreement so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date which Lien is incurred) of the assets subject thereto exceed (as to the Borrower and all Subsidiaries) $250,000 at any one time.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PIK INTEREST": as defined in Section 2.7(e).

         "PIK INTEREST RATE": as defined in Section 2.7(e).

         "PREPAYMENT PENALTY": as defined in Section 2.4.

         "PRICING GRID": the table set forth below:


=====================================================================================================================
              Cash Flow                               Applicable Margin for                  Applicable Margin for
            Leverage Ratio                              Eurodollar Loan                        Base Rate Loan
---------------------------------------------------------------------------------------------------------------------
          x (greater than or equal to) 2.0                  10.00%                                  8.00%
---------------------------------------------------------------------------------------------------------------------
2.0 (greater than) x (greater than or equal to) 1.0          8.00%                                  6.00%
---------------------------------------------------------------------------------------------------------------------
                1.0 (greater than) x                         7.00%                                  5.00%
=====================================================================================================================

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Cash Flow Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") that is two Business Days after the date on which financial statements are delivered to the Lender pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is two Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Cash Flow Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

         "PRINTCAFE SYSTEMS": printCafe Systems, Inc., a Delaware corporation.

         "PRODUCT DEVELOPMENTS COSTS": the dollar amount equal to that recorded in the line item Product Development (or the equivalent as generally accepted by other similar companies) in the Financial Statements.

         "PROJECTIONS": as defined in Section 5.2(b).

         "QUARTERLY REVENUE": total revenue less professional services revenues of the Borrower and its Subsidiaries for the most recent fiscal quarter.

         "REGULATION U": Regulation U of the Board as in effect from time to time.

         "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

         "RESTRICTED PAYMENTS": as defined in Section 6.7.

         "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, any mortgages entered into pursuant to Section 5.9(b) and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "SERVICE PROVIDERS": as defined in Section 3.7.

         "SHAREHOLDER NOTES": those certain promissory notes listed on SCHEDULE
1.1 in favor of the Borrower issued by certain shareholders of the Borrower in connection with the purchase of the Borrower's Capital Stock.

         "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

         "SURPLUS BALANCE": as at the end of any fiscal quarter, the amount by which the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds the outstanding principal amount of the Term Loan and any interest accrued thereon at such time.

         "SYNTHETIC PURCHASE AGREEMENT": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section
6.9 or (b) any payment (except as otherwise expressly permitted by Section 6.6 or 6.9) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; PROVIDED, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "TERM LOAN": as defined in Section 2.1.

         "TERM COMMITMENT": the obligation of the Lender to make the Term Loan to the Borrower in a principal amount equal to $23,600,000.

         "TOTAL CHARGE COVERAGE RATIO": for any period, the ratio of (a) Operating Cash Flow for such period to (b) Total Charges for such period.

         "TOTAL CHARGES": for any period, the sum (without duplication) of (a) Interest Expense for such period, (b) 85% of scheduled payments made during such period on account of principal of Funded Debt (other than the Excluded Debt) of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loan), (c) cash income taxes required to be paid by the Borrower and its Subsidiaries during such period and (d) Capital Expenditures made by the Borrower and its Subsidiaries during such period.

         "TYPE": as to the Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "UNITED STATES": the United States of America.

         "WARRANT": the Warrant dated the date hereof, issued to the Lender and exercisable for shares of Series F Preferred Stock of the Borrower.

         "WASTE": as defined in Section 3.19.

         "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENT

         2.1 TERM COMMITMENT. Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the "TERM LOAN") to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of the Lender. The Term Loan may from time to time be a Eurodollar Loan or a Base Rate Loan, as determined by the Borrower and notified to the Lender in accordance with Sections 2.2 and 2.6.

         2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 12:00 Noon, New York City time, on the anticipated Closing Date) requesting that the Lender make the Term Loan on the Closing Date. Not later than 3:00 P.M., New York City time, on the Closing Date the Lender shall make available to the Borrower (by wiring funds to the Borrower or to such other party or parties at the direction of the Borrower) an amount in immediately available funds equal to the Term Loan to be made by the Lender.

         2.3 REPAYMENT OF TERM LOAN. The Term Loan shall mature in 12 consecutive quarterly installments, each of which shall be in an amount set forth below opposite such installment:

          Installment                               Principal Amount

        March 31, 2005                               $1,180,000.00
        June 30, 2005                                $1,180,000.00
        September 30, 2005                           $1,180,000.00
        December 31, 2005                            $1,180,000.00
        March 31, 2006                               $1,180,000.00
        June 30, 2006                                $1,180,000.00
        September 30, 2006                           $1,180,000.00
        December 31, 2006                            $1,180,000.00
        March 31, 2007                               $1,180,000.00
        June 30, 2007                                $1,180,000.00
        September 30, 2007                           $1,180,000.00
        December 31, 2007                           $10,620,000.00

         2.4 OPTIONAL PREPAYMENTS. The Borrower may at any time after December 31, 2003 and from time to time thereafter prepay the Loan, in whole or in part, upon irrevocable notice delivered to the Lender at least 3 Business Days prior thereto, which notice shall specify the date and amount of prepayment and whether the prepayment is of a Eurodollar Loan or a Base Rate Loan. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (a) accrued interest to such date on the amount prepaid and (b) in the case of any prepayment made pursuant to this
Section 2.4 during the period from January 1, 2004 through December 31, 2004, a fee in the amount of 1% of the principal amount prepaid (the "PREPAYMENT PENALTY"). Notwithstanding the foregoing, if the Borrower conducts an initial public offering of its Capital Stock, the Net Cash Proceeds thereof may be used to prepay at any time up to 50% of the amount of the Term Loan then outstanding and interest thereof without incurring the Prepayment Penalty. Partial prepayments of the Term Loan shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         2.5 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale (other than a Disposition of the Capital Stock of the Borrower) then such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loan as set forth in Section 2.5(b).

         (b) Each prepayment of the Term Loan under this Section 2.5 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. In addition, each prepayment of the Term Loan under this Section 2.5 made during the period from January 1, 2004 through December 31, 2004, shall be accompanied by amount equal to the Prepayment Penalty.

         2.6 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert the Term Loan from a Eurodollar Loan to a Base Rate Loan by giving the Lender at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert the Term Loan from a Base Rate Loan to a Eurodollar Loan by giving the Lender at least two Business Days' prior irrevocable notice of such election.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1.

         2.7 INTEREST RATES AND PAYMENT DATES. (a) A Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) A Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of the Term Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 5%, and (ii) if all or a portion of any interest payable on the Term Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to a Base Rate Loan PLUS 5%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Except as otherwise set forth in Section 2.7(e), interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         (e) In addition, the Term Loan shall also bear interest (the "PIK INTEREST") at the rate per annum equal to (a) 7.00%, if the Cash Flow Leverage Ratio is equal to or greater than 1.0: 1.0, or (b) 6.00%, if the Cash Flow Leverage Ratio is less than 1.0: 1.0 (in each case, the "PIK INTEREST RATE"), on the then outstanding amount of the Term Loan; PROVIDED that until the first Adjustment Date, the PIK Interest Rate shall be equal to a rate per annum equal to 7.00%. Any PIK Interest accrued pursuant to this Section 2.7(e) or the definition of Applicable Margin shall be compounded monthly and shall be payable
(a) on the earliest to occur of (i) an Event of Default (other than an Event of Default under Section 7(c) caused by a breach of Section 6.1), (ii) December 31, 2007 or (iii) repayment in full of the Term Loan and (b) on any date the Term Loan shall be prepaid pursuant to Section 2.4 with respect to the portion of any principal amount so prepaid.

         2.8 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to Section 2.7(a).

         2.9 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period, the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) a Base Rate Loan that was to have been converted on the first day of such Interest Period to a Eurodollar Loan shall be continued as a Base Rate Loan and (y) any outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period, to a Base Rate Loan. Until such notice has been withdrawn by the Lender, no further Eurodollar Loan shall be made or continued as such, nor shall the Borrower have the right to convert a Base Rate Loan to a Eurodollar Loan.

         2.10 PRO RATA TREATMENT AND PAYMENTS.

         (a) The amount of each principal prepayment of the Term Loan shall be applied to reduce the then remaining installments of the Term Loan in inverse order of maturity. Amounts prepaid on account of the Term Loan may not be reborrowed.

         (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender an account specified by the Lender, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.

         2.11 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof:

               (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of the Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender deems to be material, of making, converting into, continuing or maintaining a Eurodollar Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

         (b) A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Term Loan and all other amounts payable hereunder.

         2.12 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement, except to the extent that the Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loan and all other amounts payable hereunder.

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                                                                              17


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Term Loan, the Borrower represents and warrants to the Lender that:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business. Each Group Member is duly qualified as a foreign corporation or is otherwise duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would, either individually or in the aggregate, have a Material Adverse Effect.

         3.2 SUBSIDIARIES; JOINT VENTURES. The Borrower does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than the Subsidiaries set forth on
SCHEDULE 3.2. The Borrower, either directly or through one of its Subsidiaries, holds all of the issued and outstanding capital stock of each of the Subsidiaries. The Borrower is not a participant in any joint venture, partnership or similar arrangement.

         3.3 AUTHORIZATION. All corporate action on the part of each Loan Party, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Loan Documents, the performance of all obligations of the Borrower hereunder and thereunder and, in the case of the Borrower, the authorization of the borrowing of the Term Loan on the terms and conditions of this Agreement has been taken or will be taken prior to the Closing Date, and the Loan Documents, when executed and delivered by each Loan Party party thereto, shall constitute valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. All corporate action on the part of each Loan Party and its predecessors, officers, directors, stockholders and subsidiaries necessary for the authorization, execution and/or delivery, as applicable, for all past corporate actions was obtained.

         3.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority of the United States is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) consents, authorizations, filings and notices described in SCHEDULE 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.26.

         3.5 LITIGATION. Except as set forth on SCHEDULE 3.5, there is no action, suit, proceeding or investigation pending or, to the Borrower's knowledge, currently threatened against the Borrower or any of its Subsidiaries, or any basis therefor known to the Borrower, that questions the validity of the Loan Documents or the right of the Loan Parties to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect. Except as set forth on SCHEDULE 3.5, neither the Borrower nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on SCHEDULE 3.5, there is no action, suit, proceeding or investigation by the Borrower or any of its Subsidiaries currently pending or which the Borrower or any of its Subsidiaries intends to initiate. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Borrower) involving the prior employment of any of the Borrower's or its Subsidiaries' employees, their use in connection with the Borrower's or its Subsidiaries' business of any information or technologies allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

         3.6 INTELLECTUAL PROPERTY. Each Group Member owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary for its business without any conflict with, or infringement of, the rights of others. To the Borrower's knowledge, no third party is infringing or violating any Group Member's Intellectual Property Rights. The Borrower has not received any written communications alleging that any Group Member has violated or, by conducting its business, would violate any of the Intellectual Property Rights of any other person or entity. Except with respect to license agreements entered into in the ordinary course of a Group Member's business or as disclosed on SCHEDULE 3.6, there are no outstanding options, licenses or agreements of any kind related to the foregoing, nor is any Group Member bound by, or a party to, any options, licenses or agreements of any kind with respect to Intellectual Property Rights of any other forms.

         3.7 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each officer, independent contractor, consultant and employee of the Borrower (collectively, "SERVICE PROVIDERS") has entered into an agreement with the Borrower regarding confidentiality, non-solicitation of employees and customers and assignment of all Intellectual Property Rights, technical information and other information developed and/or worked on by such Service Provider while employed or engaged with the Borrower (each, a "CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT"). To the Borrower's knowledge, (i) no past or present Service Provider is in violation of any term of any Confidentiality and Invention Assignment Agreement between the Borrower and such Service Provider; and (ii) it is not nor will it be necessary to use any inventions of any of its Service Providers (or persons it currently intends to hire) made prior to their employment or engagement by the Borrower. Each Service Provider hired or engaged by the Borrower after the date hereof shall, prior to their employment or engagement with the Borrower, enter into a Confidentiality and Invention Assignment Agreement with the Borrower.

         3.8 COMPLIANCE WITH OTHER INSTRUMENTS. No Group Member is in violation in any respect or default of any Requirements of Law, which violation or default is reasonably likely to result in a Material Adverse Effect. No event has occurred which with the passage of time or the giving of notice, or both, would constitute a material breach of or default under any of the foregoing, which material violation or breach or default is reasonably likely to result in a Material Adverse Effect. Except as set forth on SCHEDULE 3.8, the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby will not result in any such violation or breach or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, agreement, commitment, arrangement, license, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of any Loan Party (other than the Liens created by the Security Documents.) Neither the execution or delivery of this Agreement, nor the carrying on of any Group Member's business by the employees of such Group Member, nor the conduct of such Group Member's business as proposed, will conflict in any material respect with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such Group Member's employees is now obligated.

         3.9 AGREEMENTS; ACTION.

         (a) There are no agreements, understandings or proposed transactions between the Borrower and any of its officers, directors, Affiliates or any Affiliate thereof (other than this Agreement and the other Loan Documents).

         (b) Except as explicitly contemplated by the Loan Documents, and agreements entered into in the ordinary course of business or set forth on
SCHEDULE 3.9, there are no agreements, understandings, instruments, contracts or proposed transactions to which any Group Member is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, any Group Member in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from any Group Member, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Borrower's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

         (c) No Group Member has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any Indebtedness in excess of $50,000 or in excess of $100,000 in the aggregate (other than under this Agreement and as set forth on SCHEDULE 6.2(c)), (iii) made any loans or advances to any person, other than ordinary advances to such Group Member's employees for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         (d) Except as disclosed in SCHEDULE 3.9 or as set out in the Loan Documents, the Borrower has not entered into any binding letters of intent with any corporation, partnership, association, other business entity or any individual regarding (i) the consolidation or merger of the Borrower with or into any such corporation or other business entity, (ii) the sale, conveyance or disposition of all or substantially all of the assets of the Borrower or a transaction or series of transactions in which more than 50% of the voting power of the Borrower is disposed of, or (iii) any other form of acquisition, liquidation, dissolution or winding-up of the Borrower.

         3.10 NO CONFLICT OF INTEREST. No Group Member is indebted, directly or indirectly, to any of its officers or directors, in any amount whatsoever, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. Except as set forth on SCHEDULE 3.10, none of any Group Member's officers or directors are, directly or indirectly, indebted to such Group Member (other than in connection with purchases of such Group Member's stock) or, to the Borrower's knowledge, have any direct or indirect ownership interest in any firm or corporation with which any Group Member is affiliated or with which any Group Member has a business relationship, or any firm or corporation which competes with any Group Member (other than ownership of stock in, but not exceeding two percent (2%) of the outstanding capital stock of, any publicly traded company that competes with such Group Member). To the Borrower's knowledge, except as set forth on SCHEDULE 3.10, none of any Group Member's officers or directors is, directly or indirectly, interested in any material contract with any Group Member. Except as set forth on SCHEDULE 3.10, no Group Member is a guarantor of any Indebtedness of any other person, firm or corporation.

         3.11 TITLE TO PROPERTY AND ASSETS. Each Group Member has good and valid title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case free and clear of all Liens, except for Permitted Liens. Each Group Member owns or leases all properties and assets reasonably necessary to the operation of its business as now conducted. With respect to the property and assets it leases, each Group Member is in compliance with such leases and, to such Group Member's knowledge, holds a valid leasehold interest free of any Liens, except for Permitted Liens.

         3.12 FINANCIAL STATEMENTS. The consolidated balance sheet, statement of operations and statement of cash flows of the Borrower for the fiscal year ended December 31, 2000 and the unaudited consolidated balance sheet, statement of operations and statement of cash flows of the Borrower for the nine months ended September 30, 2001 (collectively, the "FINANCIAL STATEMENTS") have been prepared in accordance with GAAP consistently applied (except that the unaudited financial statements do no contain footnotes and are subject to normal year-end audit adjustments). The Financial Statements are complete in all material respects and in accordance with the books and records of the Group Members and fairly present the financial condition and operating results of the Group Members as of the dates, and for the periods, indicated therein (except that the unaudited financial statements do no contain footnotes and are subject to normal year-end audit adjustments). Except as set forth in the Financial Statements, no Group Member has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2001, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, and (iii) performance obligations of the Borrower under the Equity Investment documents.

         3.13 CHANGES. Except as set forth on SCHEDULE 3.13, since September 30, 2001 there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Borrower from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

         (b) any damage, destruction, loss or other occurrence or development that has had a Material Adverse Effect;

         (c) any waiver or compromise by the Borrower of a valuable right or any material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Borrower, except in the ordinary course of business and that is not material to the assets, business, properties or financial condition or operating results of the Borrower;

         (e) any material change or amendment to a material contract or agreement by which the Borrower or any of its assets or properties is bound or subject;

         (f) any material change or amendment in any compensation arrangement or agreement with any employee, officer, director or stockholder;

         (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

         (h) any resignation or termination of employment of any officer or key employee of the Borrower; and the Borrower, is not aware of any impending resignation or termination of employment of any such officer or key employee;

         (i) any transfer of a security interest in, or Lien, created by any Group Member, with respect to any of its material properties or assets, except for Permitted Liens;

         (j) any loans or guarantees made by any Group Member to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

         (k) any declaration, setting aside or payment or other distribution in respect to any of the Borrower's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Borrower;

         (l) to the Borrower's knowledge, any other event or condition of any character that might have a Material Adverse Effect; or

         (m) any arrangement or commitment by the Borrower to do any of the things described in this Section 3.13.

         3.14 DISTRIBUTIONS. There has been no declaration or payment by the Borrower of any dividend, nor any distribution by the Borrower of any assets of any kind, to any of its stockholders.

         3.15 TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 3.15, each Group Member has filed all tax returns and reports as required by applicable law and such tax returns and reports are true and correct in all material respects. Except as set forth on SCHEDULE 3.15, each Group Member has paid all taxes, fees, assessments and other governmental charges upon such Group Member, or upon any of its properties, income, or franchises, shown in such returns and on assessments received by such Group Member to be due as of the date hereof and no such taxes or assessments are being contested.

         3.16 INSURANCE. The Borrower has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Borrower has such other insurance policies and coverages as are customary in the Borrower's industry.

         3.17 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.17 sets forth all currently effective employment contracts, deferred compensation arrangements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements. No Group Member has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

         3.18 LABOR AGREEMENTS AND ACTIONS. No Group Member is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of such Group Member, has sought to represent any of the employees, representatives or agents of such Group Member. There is no strike or other labor dispute involving any Group Member pending, or to the knowledge of such Group Member threatened, which could have a Material Adverse Effect, nor is any Group Member aware of any labor organization activity involving its employees. Except as set forth on
SCHEDULE 3.18, the employment of each officer and employee of each Group Member is terminable at the will of such Group Member. The service of each consultant and independent contractor is terminable by such Group Member upon not more than thirty (30) days prior written notice. To its knowledge, each Group Member has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

         3.19 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. To the Borrower's knowledge, it has obtained all material permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment. The Borrower has not violated any applicable Environmental Law, the violation of which is reasonably likely to result in a material adverse change in the financial condition, assets, liabilities, operations or financial performance of the Borrower. To the knowledge of the Borrower, there are no present requirements of any applicable Environmental Law which are due to be imposed upon it which will materially increase its cost of complying with the Environmental Laws. All past on-site generation, treatment, storage and disposal of Waste, including

Hazardous Waste, by the Borrower and, to its knowledge, by its predecessors have been done in compliance with the currently applicable Environmental Laws, and all past off-site treatment, storage and disposal of Waste, including Hazardous Waste, generated by the Borrower and, to its knowledge, by its predecessors have been done in compliance with the currently applicable Environmental Laws. As used in this Agreement, the terms (i) "ENVIRONMENTAL LAWS" include, but are not limited to, any federal, state, local or foreign law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including, without limitation, (a) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal labeling or other management of any Waste, Hazardous Substance or Hazardous Waste, and (ii) "WASTE," "HAZARDOUS SUBSTANCE," and "HAZARDOUS WASTE" include any substance defined as such by any applicable Environmental Law.

         3.20 PERMITS. Each Group Member has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could result in a Material Adverse Effect and, to its knowledge, it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Except as set forth on SCHEDULE 3.20, no Group Member is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.21 DISCLOSURE. The Borrower has made available to the Lender all material information relating to the Group Members. This Agreement, including all representations herein by the Borrower, each Loan Document and any exhibits hereto or any certificate furnished or to be furnished to the Lender, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.22 COMPLIANCE WITH OTHER LAWS. Except as set forth on SCHEDULE 3.22, the Borrower has complied in all material respects with all laws, statutes, rules, regulations and orders of federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations.

         3.23 FEDERAL REGULATIONS. No part of the proceeds of the Term Loan, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         3.24 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         3.25 USE OF PROCEEDS. The proceeds of the Term Loan shall be used to repay the CSI Debt and a portion of the Hagen Debt, and to pay closing fees and expenses payable hereunder.

         3.26 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create for the benefit of the Lender, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Lender, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on SCHEDULE 3.26 in appropriate form are filed in the offices specified on SCHEDULE 3.26, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.4).

         3.27 SOLVENCY. Each Loan Party is, and after giving effect to the Term Loan and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         3.28 CERTAIN DOCUMENTS. The Borrower has delivered to the Lender a complete and correct copy of the Equity Investment documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                        SECTION 4. CONDITIONS PRECEDENT

         4.1 CONDITIONS TO TERM LOAN. The agreement of the Lender to make the Term Loan is subject to the satisfaction, prior to or concurrently with the making of such Term Loan on the Closing Date, of the following conditions precedent:

         (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. The Lender shall have received (i) this Agreement, executed and delivered by the Borrower and the Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, and any indemnification, subordination, warrant and/or other document that the Lender shall determine to be necessary or desirable.

         (b) WARRANT. The Lender shall have received the Warrant, duly executed and delivered by the Borrower.

         (c) INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been duly executed and delivered by all parties thereto.

         (d) EQUITY INVESTMENT. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the
Lender:

               (i) The Borrower shall have received at least $14,800,000 in gross proceeds (including up to $2,250,000 in proceeds from the cancellation of indebtedness) from the issuance of, and at least $900,000 in commitments to purchase, the Series F Preferred Stock of the Borrower with rights and restrictions similar to the existing Series E Preferred Stock and on such terms as may be acceptable to the Lender to existing shareholders of the Borrower (such transaction, the "EQUITY INVESTMENT");

               (ii) The Borrower shall have received at least $1,000,000 in gross proceeds from the repayment of debt owing to it; and

               (iii) (A) The Lender shall have received satisfactory evidence that the CSI Debt shall have been terminated and all amounts thereunder shall have been paid in full, (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, (C) the Lender shall have received satisfactory evidence that $4,000,000 of the Hagen Debt shall have been repaid and
          (D) the Lender shall be satisfied with the terms of the Hagen Debt and the M Data Debt.

         (e) FINANCIAL STATEMENTS. The Lenders shall have received unaudited interim consolidated financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest audited financial statements received by the Lender as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the business prospects or consolidated financial condition of the Borrower.

         (f) APPROVALS. (i) All governmental and third party approvals or consents necessary in connection with the Equity Investment, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect. (ii) The Lender shall have received all requisite corporate approvals necessary to authorize the execution, delivery and performance of this Agreement and the making of the Term Loan to the Borrower.

         (g) LIEN SEARCHES. The Lender shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.4 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lender.

         (h) FEES. The Lender shall have received all fees required to be paid, and all reasonable expenses incurred by the Lender for which invoices have been presented (including the reasonable fees and expenses of legal counsel), in connection with due diligence, preparation, execution, filing and recording of this facility and any documents executed and delivered in connection herewith, whether or not the transaction closes, on or before the Closing Date. All such amounts will be paid with proceeds of the Term Loan made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Closing Date.

         (i) CLOSING CERTIFICATE; CERTIFIED CERTIFICATE OF INCORPORATION; GOOD STANDING CERTIFICATES. The Lender shall have received (i) a certificate of each Loan Party, dated the date hereof, substantially in the form of EXHIBIT C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

         (j) LEGAL OPINIONS. The Lender shall have received the legal opinion of
(i) Morgan, Lewis & Bockius LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of EXHIBIT E, and (ii) local Delaware counsel with respect to matters of perfection, in form and substance satisfactory to the Lender.

         (k) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Lender shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Lender pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

         (l) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, for the benefit of the Lender, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.4), shall be in proper form for filing, registration or recordation.

         (m) SOLVENCY CERTIFICATE. The Lender shall have received a certificate of solvency from the chief financial officer of the Borrower.

         (n) INSURANCE. The Lender shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

         (o) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

         (p) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Term Loan.

         (q) STRATEGIC ALLIANCE AGREEMENT AND SALES CHANNEL AGREEMENT. The Lender and the Borrower shall have executed and delivered an amended and restated Strategic Alliance Agreement and Sales Channel Agreement, together with a software license and escrow agreement, on terms satisfactory to the Lender and the Borrower and approved by any party whose consent is required thereto.

                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as the Term Loan or other amount is owing to the Lender hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

         5.1 FINANCIAL STATEMENTS. Furnish to the Lender:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception (other than with respect to fiscal year 2001), or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as of the end of such quarter and the related unaudited consolidated financial statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter (including schedules, to the extent applicable), setting forth in each case beginning with the quarter ended June 30, 2002 and for each quarterly period thereafter, in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

         (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case (beginning with the month ended April 30, 2002 and for each month thereafter) in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP, subject to year-end audit adjustments, applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Lender:

         (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be (it being understood that failure to demonstrate such compliance shall not in and of itself be deemed a breach of this Section 5.2(a)), and (y) to the extent not previously disclosed to the Lender, a listing of any county or state within the United States where the Borrower keeps inventory or equipment and of any Intellectual Property Rights acquired by the Borrower since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

         (b) as soon as available, and in any event no later than 30 days prior to the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (c) within five days after the same are sent and to the extent not otherwise delivered hereunder, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, to the extent not publicly available, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

         (d) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

    5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with, and to the extent required by, GAAP with respect thereto have been provided on the books of the relevant Group Member.

         5.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

         5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice at any reasonable time and not more than twice during any fiscal quarter (so long as an Event of Default has not occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; and (c) in the event that neither the Lender nor an Affiliate of the Lender has a representative who is a member of the Borrower's Board of Directors, grant the Lender or representatives of the Lender the right to have one representative attend all meetings of the Board of Directors of the Borrower as an observer, including all committees and sub-committees and provide the Lender or representatives of the Lender access to all written communications, minutes and materials.

         5.7 NOTICES. Promptly upon obtaining knowledge thereof give notice to the Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

         (d) any bona fide interest from a third party to acquire all of the assets or shares of the Borrower, details of any such proposal; and

         (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         5.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) In the event that a Group Member acquires real property, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         5.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below and (y) property acquired by any Excluded Foreign Subsidiary) as to which the Lender does not have a perfected Lien, promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such property to the extent set forth in the Guarantee and Collateral Agreement and
(ii) take all actions necessary or advisable to grant to the Lender a perfected first priority (or, with respect to any property securing the Excluded Debt (other than the Hagen Debt), a perfected second priority) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Lender.

         (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by any Group Member (other than real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority mortgage, for the benefit of the Lender, covering such real property, (ii) if requested by the Lender, provide the Lenders with (A) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Lender) as well as a current ALTA survey thereof, together with a surveyor's certificate and (B) any consents or estoppels reasonably deemed necessary or advisable by the Lender in connection with such mortgage, each of the foregoing in form and substance reasonably satisfactory to the Lender and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

         (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement as the Lender deems necessary or advisable to grant to the Lender, for the benefit of the Lender, a perfected first priority (or, with respect to any property securing the Excluded Debt (other than the Hagen Debt and the M Data Debt), a perfected second priority) security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Lender a perfected first priority (or, with respect to any property securing the Excluded Debt (other than the Hagen Debt), a perfected second priority) security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Lender and (C) to deliver to the Lender a certificate of such Subsidiary, substantially in the form of EXHIBIT C, with appropriate insertions and attachments, and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

         (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement as the Lender deems necessary or advisable to grant to the Lender, a perfected first priority (or, with respect to any property securing the Excluded Debt (other than the Hagen Debt and the M Data Debt), a perfected second priority) security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Lender, desirable to perfect the Lender's security interest therein, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

         5.10 PAY-OFF LETTERS; PROOF OF PAYMENT. (a) Use commercially best efforts to obtain executed pay-off letters from the holders of the CSI Debt to the extent not previously provided to the Lender.

         (b) Within 10 days after the Closing Date, provide satisfactory evidence to the Lender with respect to the repayment in full of the CSI Debt.

                         SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Term Loan or other amount is owing to the Lender hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 FINANCIAL CONDITION COVENANTS.

         (a) CASH FLOW LEVERAGE RATIO. Permit the Cash Flow Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                         Cash Flow
                       Fiscal Quarter                  Leverage Ratio
                       --------------                  --------------
                  12/31/2004 through 09/30/2005             2.3 : 1.0

                  12/31/2005 through 09/30/2006             2.0 : 1.0
                  12/31/2006 through 12/31/2007             1.5 : 1.0

         (b) TOTAL CHARGE COVERAGE RATIO. Permit the Total Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                            Total Charge
                       Fiscal Quarter                       Coverage Ratio
                       --------------                       --------------
                  03/31/2003 through 12/31/2007                1.1 : 1.0

         (c) QUARTERLY REVENUE. Permit the Quarterly Revenue for any fiscal quarter of the Borrower set forth below to be less than the amount set forth below opposite such fiscal quarter:

                      Fiscal Quarter              Minimum Quarterly Revenue
                      --------------              -------------------------
                        12/31/2001                       $9,000,000
                        03/31/2002                       $9,500,000
                        06/30/2002                       $10,500,000
                        09/30/2002                       $11,500,000
                        12/31/2002                       $12,500,000
                        03/31/2003                       $13,500,000
                        06/30/2003                       $14,500,000
                        09/30/2003                       $15,000,000
               12/31/2003 through 12/31/2007             $15,500,000

         (d) OPERATING CASH FLOW. Permit (i) the Operating Cash Flow for any fiscal quarter of the Borrower set forth below, or (ii) the Operating Cash Flow for any period of four consecutive fiscal quarters of the Borrower (the "TRAILING FOUR-QUARTER OPERATING CASH FLOW") ending with any fiscal quarter set forth below, to be less than the amount set forth below opposite such fiscal quarter:


                                                                                        Trailing Four-quarter
            Fiscal Quarter                        Operating Cash Flow                   Operating Cash Flow
            --------------                        -------------------                   ---------------------
              12/31/2001                                  $0                                     NA
              03/21/2002                               $300,000                                  NA
              06/30/2002                               $800,000                                  NA
              09/30/2002                              $1,300,000                             $2,400,000
              12/31/2002                              $1,800,000                             $4,200,000
              03/31/2003                              $2,200,000                             $6,100,000
              06/30/2003                              $2,600,000                             $7,900,000
              09/30/2003                              $3,000,000                             $9,600,000
              12/31/2003                              $3,250,000                             $11,050,000
              03/31/2004                              $3,500,000                             $12,350,000
              06/30/2004                              $3,750,000                             $13,500,000
              09/30/2004                              $4,000,000                             $14,500,000

         (e) The covenants set forth in Sections 6.1(a), (b) and (d) above shall not be applicable to any fiscal quarter for which a Surplus Balance has been achieved. If a Surplus Balance has been achieved, the Borrower may increase its Product Development Costs by up to $10,000,000 over the limitation set forth in Section 6.3, for a period deemed necessary and reasonable by management, to develop the supplier side e-commerce software products.

         6.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any additional funded Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) Indebtedness outstanding on the date hereof and listed on SCHEDULE 6.2(c) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof or increasing the rate of interest thereon (or, with respect to any refinancing, refunding, renewal or extension of the National City Debt, increasing the rate of interest to a rate above the then prevailing market rate) or providing additional collateral with respect thereto (except, with respect to any refinancing, refunding, renewal or extension of the Hagen Debt, collateral that also becomes subject to a Lien pursuant to the Security Documents)) (but in any event not including any additional draws on any outstanding commitments under the National City Debt) (it being understood that (i) the Lender agrees to enter into an intercreditor agreement or similar arrangement reasonably necessary to effectuate any refinancing, refunding, renewal or extension of the M Data Debt or the National City Debt in a manner consistent with the existing terms thereof (including with respect to priority) and on terms otherwise reasonably acceptable to the Lender and (ii) any refinancing, refunding, renewal or extension of the Hagen Debt shall require an assumption by the holder of the Hagen Debt of the Intercreditor Agreement or other similar agreement in form and substance satisfactory to the Lender); and

          (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.4 in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

         6.3 PRODUCT DEVELOPMENT COSTS. Permit the amount of Product Development Costs to exceed $3,750,000 for each fiscal quarter; PROVIDED that the Borrower may increase its cumulative Product Development Costs in accordance with Section 6.1(e).

         6.4 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

         6.5 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (PROVIDED that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise)

     (it being understood that after giving effect to any such Disposition of all of its assets, such Subsidiary may be dissolved) or (ii) pursuant to a Disposition permitted by Section 6.6; and

          (c) any Investment expressly permitted by Section 6.9 may be structured as a merger, consolidation or amalgamation.

         6.6 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person (it being understood that this Section 6.6 shall not prohibit the issuance or sale of shares of the Capital Stock of the Borrower), except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business;

          (c) Dispositions permitted by Section 6.5(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor; and

          (e) the Disposition of other property or assets having a fair market value not to exceed $2,000,000 in the aggregate during the term of this Agreement.

         6.7 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "RESTRICTED PAYMENTS"), except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its common stock or options to purchase its common stock, or Capital Stock or options to purchase its Capital Stock, from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee (i) to the extent effected through the discharge of the Shareholder Notes or (ii) so long as the aggregate amount of such payments after the date hereof (net of any proceeds received by the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $50,000.

         6.8 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $750,000 in the aggregate for each fiscal quarter.

         6.9 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) loans and advances to employees of any Group Member in the ordinary course of business (excluding loans and advances (i) for travel, entertainment and relocation expenses and (ii) evidenced by the Shareholder Notes) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding;

          (d) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor; and

          (e) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $2,000,000 during the term of this Agreement.

         6.10 CERTAIN PAYMENTS; MODIFICATIONS OF CERTAIN INSTRUMENTS; SYNTHETIC PURCHASE AGREEMENTS. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Borrower's Certificate of Incorporation or its By-Laws in any manner materially adverse to the Lender; (b) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Excluded Debt; (c) make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any preferred Capital Stock; (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Excluded Debt that (i) would shorten the maturity or increase the amount of any payment of principal thereof or increase the rate or shorten any date for payment of interest thereon or provide additional collateral with respect thereto (except, with respect to the Hagen Debt, collateral that also becomes subject to a Lien pursuant to the Security Documents), (ii) is materially adverse to the Lender or (iii) involves the payment of a consent fee; (e) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any preferred Capital Stock that (i) would shorten the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or shorten any date for payment of dividends thereon, (ii) is materially adverse to the Lender or (iii) involves the payment of a consent fee; or (f) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

         6.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower, any Wholly Owned Subsidiary Guarantor, the Lender or any Affiliate of the Lender) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         6.12 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

         6.13 CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

         6.14 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby); and (c) any agreement governing the Excluded Debt.

         6.15 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and
(iii) any restrictions existing under any agreement governing the Excluded Debt.

         6.16 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto (including, without limitation, technical businesses within the graphic arts industry and e-commerce services).

                          SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of the Term Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on the Term Loan, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in Section 6 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 15 days after notice to the Borrower from the Lender; or

          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loan) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or (iv) default in the observance or performance of any material agreement or condition or obligation owing to the Lender under any agreement or instrument; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; or

          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (h) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect (other than as expressly permitted by this Agreement) or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (j) a Change of Control (as defined in the Borrower's Sixth Amended and Restated Certificate of Incorporation) shall occur;

     then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Term Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default (other than an Event of Default under Section 7(c) caused by a breach of Section 6.1) the Lender may declare the Term Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                            SECTION 8. MISCELLANEOUS

         8.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1. The Lender and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Lender and the Borrower and all future holders of the Term Loan. In the case of any waiver, the Loan Parties and the Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case the Borrower and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

     Borrower:             printCafe, Inc.
                           Forty 24th Street
                           Pittsburgh, PA 15222
                           Attention:  President
                           Telecopy:  (412) 456-1151
                           Telephone:  (412) 456-1141


     Lender:               Iris Graphics Inc.
                           3 Federal Street
                           Billerica, MA 01821
                           Attention:  Stephen Avedikian, President
                           Telecopy: (978) 313-4740
                           Telephone: (978) 313-4747

PROVIDED that any notice, request or demand to or upon the Lender shall not be effective until received.

         8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loan.

         8.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable legal fees to the Lender's counsel, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Lender shall deem appropriate, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender and its respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loan or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause
(d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are (i) based solely upon a claim of equitable subordination or (ii) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
8.5 shall be payable not later than 10 days after written demand therefore. Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to the President of the Borrower (Telephone No. 412-456-1141) (Telecopy No. 412-456-1151), at the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lender. The agreements in this Section 8.5 shall survive repayment of the Loan and all other amounts payable hereunder.

         8.6 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit the Borrower and the Lender, all future holders of the Term Loan and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         (b) The Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Person (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee and such Assignor; PROVIDED that unless otherwise agreed by the Borrower, no such assignment to an Assignee shall be in an aggregate principal amount of less than $2,000,000, in each case except in the case of an assignment of all of the Lender's interests under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) (it being understood that, upon any such assignment, the rights of the Lenders hereunder shall be exercised by a single, representative Lender acting at the request of Lenders holding more than 50% of the aggregate unpaid principal amount of the Term Loan then outstanding). In the case of an assignment to a financial institution, the Borrower agrees to amend this Agreement (subject to requisite shareholder approval, which approval the Borrower shall use commercially best efforts to obtain) to the extent reasonably requested by the Lender to add provisions with respect to the making or maintaining of Eurodollar Loans.

         8.7 SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         8.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

         8.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender and the Borrower in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lender and the Borrower.

         8.14 RELEASES OF GUARANTEES AND LIENS. At such time as the Term Loan and the other obligations under the Loan Documents shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

         8.15 CONFIDENTIALITY. The Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Lender from disclosing any such information (a) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Assignee (or any professional advisor to such counterparty), (b) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (c) upon the request or demand of any Governmental Authority, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Lender's investment portfolio in connection with ratings issued with respect to the Lender, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         8.16 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        PRINTCAFE, INC., as Borrower



                                        By: /s/ Marc D. Olin
                                           -------------------------------------
                                        Name: Marc D. Olin
                                        Title: President and
                                               Chief Executive Officer



                                        IRIS GRAPHICS INC., as Lender



                                        By: /s/ M. Dance
                                           -------------------------------------
                                        Name: M. Dance
                                        Title: Director, Iris &
                                               EVP, Creo Products